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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-21915

Date of Report (Date of Earliest Event Reported): December 3, 2003

COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864
(Address of principal executive offices)

(208) 263-2266
(Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

        The Registrant is hereby filing on this Form 8-K an updated description of the Registrant's business, risk factors and management's discussion and analysis of financial condition and results of operations. The Registrant is hereby also filing on this Form 8-K the audited consolidated balance sheets of the Registrant as of February 1, 2003 and March 2, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the 11-month period ended February 1, 2003, and for the years ended March 2, 2002 and March 3, 2001, as adjusted for the effect of the 50% stock dividend declared by the Registrant's Board of Directors on August 4, 2003 and for the effect of the reclassification of certain data in the Registrant's reporting segments. Also being filed on this Form 8-K is a press release of the Registrant dated December 4, 2003.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

  23.1
  Consent of KPMG LLP

  99.1
  Updated description of the Registrant's business, risk factors and management's discussion and analysis of financial condition and results of operations

  99.2
  The audited consolidated balance sheets of the Registrant as of February 1, 2003 and March 2, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the 11-month period ended February 1, 2003, and for the years ended March 2, 2002 and March 3, 2001, as adjusted for the effect of the 50% stock dividend declared by the Registrant's Board of Directors on August 4, 2003 and for the effect of the reclassification of certain data in the Registrant's reporting segments

  99.3
  Press release of the issuer dated December 4, 2003

SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sandpoint, State of Idaho, on this 3rd day of December 2003.

COLDWATER CREEK INC.
By:	/s/ DENNIS C. PENCE Chief Executive Officer and Chairman of the Board of Directors
By:	/s/ MELVIN DICK Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
23.1	Consent of KPMG LLP
99.1	Updated description of the Registrant's business, risk factors and management's discussion and analysis of financial condition and results of operations
99.2
The audited consolidated balance sheets of the Registrant as of February 1, 2003 and March 2, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the 11-month period ended February 1, 2003, and for the years ended March 2, 2002 and March 3, 2001, as adjusted for the effect of the 50% stock dividend declared by the Registrant's Board of Directors on August 4, 2003 and for the effect of the reclassification of certain data in the Registrant's reporting segments
99.3	Press release of the issuer dated December 4, 2003

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX